===============================================================================

                        SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449


                                   FORM 8-K/A


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    May 20, 1999
                                                 -----------------

                  AIRCRAFT SERVICE INTERNATIONAL GROUP, INC.
                  ------------------------------------------
                           (Exact Name of Registrant
                          as Specified in its Charter)

                                    Delaware
                          ----------------------------
                          (STATE OF OTHER JURISDICTION
                               OF INCORPORATION)

       333-64513                                          65-0822351
------------------------                      ---------------------------------
(COMMISSION FILE NUMBER)                      (IRS EMPLOYER IDENTIFICATION NO.)


  1815 Griffin Road, Suite 300, Dania, Florida                 33004-2252
  -----------------------------------------------------------------------
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                                 (954) 926-2000
                         ------------------------------
                         (REGISTRANT'S TELEPHONE NUMBER
                              INCLUDING AREA CODE)

                                 Not Applicable
                        -------------------------------
                        (FORMER NAME OR FORMER ADDRESS,
                         IF CHANGED SINCE LAST REPORT)


                                AMENDMENT NO. 1

      Item 7 set forth below replaces in its entirety Item 7 set forth in the Company's Current Report on Form 8-K dated May 20, 1999 filed with the Securities and Exchange Commission on June 4, 1999.

===============================================================================

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired

      On May 20, 1999, Elsinore Acquisition Corporation ("EAC"), a newly-created, wholly-owned subsidiary of Aircraft Service International Group, Inc. (the "Company") acquired substantially all of the assets of Elsinore L.P. ("Elsinore"), which includes Elsinore's 23 operating units in 10 states, the U.S. Virgin Islands and Puerto Rico providing a variety of ground handling, fueling, aircraft cleaning, and other aviation services to major commercial airlines. EAC will continue substantially the same business conducted by Elsinore. The total consideration paid by EAC was approximately $6,299,000 (subject to post-closing adjustments), which amount includes $5 million in cash and a promissory note in the principal amount of $899,372. On June 4, 1999, the Company filed a Form 8-K dated May 20, 1999 relating to the acquisition of the assets of Elsinore, excluding related financial statements and pro forma information. The following statements of Elsinore are filed herewith on the pages subsequent hereto.

            Report of Independent Auditors;

            Balance Sheet at December 31, 1998;

            Statement of Operations for the Year Ended December 31, 1998;

            Statement of Partner's Equity for the Year Ended December 31, 1998;

            Statement of Cash Flow for the Year Ended December 31, 1998; and

            Notes to Financial Statements for the Year Ended December 31, 1998

(b) Unaudited pro forma financial information

     The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 1999 combines the individual financial statements of the Company for the year ended March 31, 1999 and of Elsinore for the year ended December 31, 1998 after giving effect to the pro forma adjustments described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

     The unaudited pro forma information is based upon historical financial information of the Company and of the acquired business giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. The following unaudited pro forma information does not purport to be indicative of the results which would actually have been obtained had the acquisition been completed during the period presented or which may be obtained in the future.

(c) Exhibits.

         2.1 Asset Purchase Agreement dated May 20, 1999, by and among Elsinore Acquisition Corporation and Elsinore, L.P., and with respect to Article VIII and Section 9.8 only, Ranger Aerospace Corporation, Aircraft Service International Group, Inc., Air/Lyon, Inc., Air/Lyon Associates, LP, Elsinore Aerospace Services, LP and Elsinore Services Corporation, and with respect to Section 9.8 only, General William Lyon. (The exhibits and schedules to the asset purchase agreement, as described therein, have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of such exhibits and schedules shall be furnished supplementally to the Securities and Exchange Commission upon request (incorporated by reference to the initial filing of this Form 8-K filed with the Commission on June 4, 1999).




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AIRCRAFT SERVICE INTERNATIONAL GROUP, INC.



Date: July 30, 1999                     By: /s/ Michael A. Krane
     -------------------                    -----------------------------------
                                                Michael A. Krane
                                                Vice President  - Finance
                                                (Principal Accounting and
                                                Financial Officer)

                                  ELSINORE LP

                              Financial Statements

                               December 31, 1998

                         Report of Independent Auditors



To the Partners
Elsinore LP

We have audited the accompanying balance sheet of Elsinore LP as of December 31, 1998, and the related statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elsinore LP at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




                                               /s/ ERNST & YOUNG LLP
                                               --------------------------------
                                                   ERNST & YOUNG LLP


May 24, 1999
Orange County, California

                                  ELSINORE LP

                                 Balance Sheet

                               December 31, 1998



ASSETS
Current assets
     Cash                                                                    $        12,000
     Accounts receivable, net of allowance of $13,000 (Note 4)                     2,376,000
     Notes receivable (Note 9)                                                        26,000
     Prepaid and other current assets                                                 45,000
                                                                             ---------------
                                                                                   2,459,000

Property and equipment, less accumulated depreciation
     of $1,149,000 (Note 5)                                                          843,000
Goodwill, less accumulated amortization of $911,000 (Note 6)                       1,200,000
Other assets                                                                         129,000
                                                                             ---------------
                                                                             $     4,631,000
                                                                             ===============

LIABILITIES AND EQUITY
Current liabilities
     Accounts payable and accrued expenses                                   $     1,388,000
     Line of credit, current portion (Note 7)                                      1,842,000
     Notes payable, current portion (Note 8)                                           9,000
                                                                             ---------------
                                                                                   3,239,000

Line of credit (Note 7)                                                                   --
Notes payable (Note 8)                                                                 5,000
Amounts due to affiliates, net (Note 10)                                             957,000
                                                                             ---------------
                                                                                   4,201,000

Commitments and contingencies (Note 11)

Partners' equity                                                                     430,000
                                                                             ---------------
                                                                             $     4,631,000
                                                                             ===============



See accompanying notes.

                                  ELSINORE LP

                            Statement of Operations

                      For the Year Ended December 31, 1998


REVENUES                                                     $     13,974,000

COST OF SALES                                                      12,666,000
                                                             ----------------
                                                                    1,308,000

GENERAL AND ADMINISTRATIVE EXPENSE                                 (1,851,000)

DEPRECIATION                                                         (220,000)

INTEREST EXPENSE                                                     (223,000)

AMORTIZATION OF GOODWILL                                             (106,000)

OTHER INCOME (EXPENSE)                                                (52,000)
                                                             ----------------

NET LOSS                                                     $     (1,144,000)
                                                             ================




See accompanying notes.

                                  ELSINORE LP

                         Statement of Partners' Equity

                      For the Year Ended December 31, 1998


BALANCE - December 31, 1997                                    $     1,574,000

Net loss                                                            (1,144,000)
                                                               ---------------

BALANCE - December 31, 1998                                    $       430,000
                                                               ===============





See accompanying notes.

                                  ELSINORE LP

                            Statement of Cash Flows

                      For the Year Ended December 31, 1998



CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                                 $    (1,144,000)
Adjustments to reconcile net loss to net cash used in operating activities
         Depreciation and amortization                                                           326,000
         Changes in operating assets and liabilities
              Accounts receivable                                                               (155,000)
              Notes receivable                                                                    39,000
              Prepaid expenses and other current assets                                          101,000
              Accounts payable and accrued expenses                                              161,000
                                                                                         ---------------
Net cash used in operating activities                                                           (672,000)
                                                                                         ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment, net                                               (276,000)
                                                                                         ---------------
Net cash used in investing activities                                                           (276,000)
                                                                                         ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments of line of credit                                                                 (17,000)
Increase in notes payable                                                                         14,000
Increase in amounts due to affiliates, net                                                       941,000
                                                                                         ---------------
Net cash provided by financing activities                                                        938,000
                                                                                         ---------------

NET DECREASE IN CASH                                                                             (10,000)

CASH - beginning of year                                                                          22,000
                                                                                         ===============

CASH - end of year                                                                       $        12,000
                                                                                         ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                                                   $       209,000
                                                                                         ===============





See accompanying notes.

                                  ELSINORE LP

                         Notes to Financial Statements

                               December 31, 1998


1. ORGANIZATION

Elsinore LP, a California limited partnership ("ELP"), is headquartered in Newport Beach, California, and provides airline ground services including aircraft cleaning, ground handling and line maintenance at airports across the U.S., the Virgin Islands and Puerto Rico.

ELP was formed on November 1, 1994 by Elsinore Aerospace Services, Inc. ("EAS, Inc.") as the managing general partner and Elsinore Aerospace Services, L.P. ("EAS, L.P.") as the principal limited partner. On November 6, 1996, Elsinore Services Corporation ("ESC") replaced EAS, Inc. as a partner and became the managing general partner of ELP. On December 5, 1996, EAS, Inc. was sold to an unaffiliated entity in connection with the sale of the Engineering Division. ESC and EAS, L.P. are wholly owned, directly or indirectly, by General William Lyon ("Lyon").

Profits are allocated first, to the extent by which previously allocated losses exceed previously allocated profits and then, in proportion to the partners' ownership interests. Losses are allocated to the extent of previously allocated profits and then in proportion to ownership interests until the capital account balances of the limited partners are zero. Any remaining losses are allocated to the general partner.

2. SALE OF ELP'S OPERATIONS

On May 20, 1999, ELP sold substantially all of its operations and assets to Elsinore Acquisition Corporation ("EAC"), a subsidiary of Aircraft Services International Group ("ASIG"), which in turn is a subsidiary of Ranger Aerospace Corporation. The sales price totaled $6,199,000 and consisted of $5,000,000 in cash, a promissory note from ASIG of $899,000 and the assumption by ASIG of certain liabilities totaling $300,000.

3. ACCOUNTING PRINCIPLES

Property and Equipment

Property and equipment is stated at cost and is depreciated on a straight-line basis over the following estimated useful lives:

Equipment                                                              7 years
Furniture and fixtures; trucks and automobiles                         5 years
Computers                                                              3 years

Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the related lease terms.

Revenue Recognition

Revenues are generally recognized as services are rendered. Losses, if any, are recognized during the period in which they are determined.

Income Taxes

No provision for income taxes has been provided in ELP's financial statements as its earnings and losses are reportable for tax purposes at the partner level.

Concentration of Credit Risk and Significant Customers

The financial instruments which are potentially subject to concentrations of credit risk are primarily accounts receivable. Accounts receivable arise principally from transactions with commercial airlines and vendors to the worldwide aviation industry. Credit exposure is limited through periodic evaluations of the customers' credit standing. Approximately 60% of the accounts receivable at December 31, 1998 and 63% of the revenues reported for the year then ended resulted from transactions with Delta Airlines.

Fair Value of Financial Instruments

For those financial instruments for which it is practical to estimate value, management believes that the carrying amounts of ELP's financial instruments reasonably approximate their fair value as of December 31, 1998. Considerable judgment is required in interpreting market data in order to develop estimates of the fair value of ELP's financial instruments. Accordingly, the estimated values are not necessarily indicative of the amounts that could be realized in current market exchanges.

Use of Estimates

The preparation of ELP's financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 1998, and revenues and expenses for the year then ended. Actual results could materially differ from those estimates in the near term.

4. ACCOUNTS RECEIVABLE

Accounts receivable arise principally from the performance of services on commercial aircraft and consist of the following at December 31, 1998:

Trade receivables                                             $     2,318,000
Unbilled receivables                                                   71,000
                                                              ---------------
                                                                    2,389,000

Allowance for doubtful accounts                                       (13,000)
                                                              ---------------
                                                              $     2,376,000
                                                              ===============

5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1998:

Equipment                                                     $     1,563,000
Furniture and fixtures                                                 39,000
Trucks and automobiles                                                318,000
Leasehold improvements                                                 72,000
                                                              ---------------
                                                                    1,992,000

Accumulated depreciation                                           (1,149,000)
                                                              ---------------

                                                              $       843,000
                                                              ===============

6. GOODWILL

Goodwill represents the cost in excess of the fair value of the net assets of businesses acquired and is generally amortized on a straight-line basis over 20 years. The carrying amount of goodwill is reviewed annually to determine if facts and circumstances indicate that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of ELP over the remaining amortization period, the carrying amount of the goodwill would be reduced by the estimated shortfall of undiscounted cash flows. Management believes future undiscounted cash flows will equal or exceed the carrying value of goodwill as of December 31, 1998.

7. LINE OF CREDIT

ELP obtained a line of credit from Coast Business Credit ("CBC"), a division of Southern Pacific Thrift & Loan Association (the "CBC line of credit"), which consists of three components: an accounts receivable line of credit, a term loan and an equipment acquisition loan. The CBC line of credit matures on May 31, 1999 and is subject to a one-year automatic annual renewal provided ELP pays an annual renewal fee. Accrued interest is payable monthly. The components of the CBC line of credit consist of the following at December 31, 1998:



Accounts receivable line of credit with interest at prime plus 2.5%          $     1,356,000

Term loan with interest at prime plus 3.0%                                           296,000

Equipment acquisition loan with interest at prime plus 3.0%                          190,000
                                                                             ===============

                                                                             $     1,842,000
                                                                             ===============


As of December 31, 1998, ELP did not meet the minimum tangible net worth requirement of the CBC line of credit, as defined in the Loan and Security Agreement, of $450,000 and certain other collateral-based covenants. On May 20, 1999, ELP sold its assets to EAC (Note 2) and used the proceeds to repay the CBC line of credit in full on May 24, 1999.

Interest incurred and expensed related to the line of credit totaled $223,000 for the year ended December 31, 1998. The weighted average cost of borrowing under the line of credit was 12.12% for the year ended December 31, 1998. The prime interest rate at December 31, 1998 was 7.75%.

8. NOTES PAYABLE

In June 1998, ELP issued two promissory notes totaling $18,000 to Wachovia Bank for the acquisition of two trucks with a cost basis of $28,000. The notes bear a fixed interest rate of 8.94% and mature on June 1, 2000. As of December 31, 1998, the balance on the notes is $14,000.

Interest incurred and expensed related to the notes payable totaled $1,000 for the year ended December 31, 1998.

Notes payable have stated maturities as follows for the year ended December 31:

         1999                                                     $     9,000
         2000                                                           5,000
                                                                  ===========
                                                                  $    14,000
                                                                  ===========

9. SOLD AND TERMINATED OPERATING ACTIVITIES

In 1997, the former President of ELP acquired ELP's Quality Management Division and executed a promissory note payable to ELP for the outstanding amount of the unpaid advances at that time which totaled $65,000. The note is secured by a Pledge and Security Agreement, bears interest at prime plus 1.0% and matures on June 15, 1999. As of December 31, 1998, the outstanding balance of the promissory note is $26,000.

10. RELATED PARTY TRANSACTIONS

Amounts due to (from) affiliates consisted of the following at December 31, 1998:

Nature of Transaction                           Affiliate
--------------------------------------------------------------

Notes payable and accrued interest               Lyon           $      974,000
Unsecured advances payable                       Martin                 26,000
Unsecured advances receivable                    Lyon                  (43,000)
                                                                --------------
                                                                $      957,000
                                                                ==============

During 1998, ELP issued four notes to Lyon totaling $950,000. The notes bear a fixed interest rate of 9% and are payable on demand. As of December 31, 1998, the balance on the notes, including principal and accrued interest, totals $974,000.

ELP paid Martin Aviation ("Martin") rent totaling $7,000 during 1998. ELP's rental expense from Martin for 1998 was $29,000.

ELP participates in an insurance program for essentially all of its insurance needs, other than employee benefits, with companies affiliated through common ownership.

11. COMMITMENTS AND CONTINGENCIES

Various litigation matters arise during the ordinary course of business. Management is of the opinion that the outcome of such litigation will not have a material adverse effect on the financial position of ELP.

ELP has been named in a lawsuit brought by American International Airlines ("AIA"). Management is not able to determine the probability of the outcome of this case and AIA has not specified the dollar amount of its damage claim. Accordingly, an estimate of the potential liability associated with this matter cannot be made at this time.

ELP has entered into certain operating lease agreements for office space, other facilities and equipment. Rental expense under operating leases totaled $269,000 for the year ended December 31, 1998. The future minimum annual rental and lease payments under noncancelable leases are as follows:

         Years ending December 31,
         -------------------------
                 1999                                  $     118,000
                 2000                                        116,000
                 2001                                         82,000
                 2002                                         47,000
                 2003                                             --
                                                       -------------

                                                       $     363,000
                                                       =============

12. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000 (the "Year 2000 Issue"). This could cause a system failure or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions or engage in normal business activities.

In April 1999, the assets and certain liabilities of ELP were sold to EAC (Note
2). Accordingly, all operations and related computer functions were transferred to EAC which will be responsible for addressing all Year 2000 Issues and concerns.

                   AIRCRAFT SERVICE INTERNATIONAL GROUP, INC.
                       UNAUDITED PRO FORMA FINANCIAL DATA

The following pro forma unaudited condensed consolidated financial statements present the pro forma financial position at March 31, 1999 for Aircraft Service International Group, Inc.(the "Company") and the pro forma results of operations for the year then ended. These pro forma financial statements give effect to the acquisition of substantially all of the assets and certain liabilities of Elsinore L.P. ("Elsinore") as if such acquisition of Elsinore by the Company had occurred as of April 1, 1998 for purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations, and as if such acquisition had occurred as of March 31, 1999 for purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 1999 combines the individual financial statements of operations of the Company for the year ended March 31, 1999 and of Elsinore for the year ended December 31, 1998, after giving effect to the pro forma adjustments described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999 combines the individual balance sheets of the Company as of March 31, 1999 and of Elsinore as of December 31, 1998, after giving effect to the pro forma adjustments described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

On May 20, 1999, Elsinore Acquisition Corporation ("EAC"), a newly-created, wholly-owned subsidiary of the Company acquired substantially all of the assets of Elsinore, which includes Elsinore's 23 operating units in 10 states, the U.S. Virgin Islands and Puerto Rico providing a variety of ground handling, fueling, aircraft cleaning, and other aviation services to major commercial airlines. EAC will continue substantially the same business conducted by Elsinore. The total consideration paid by EAC was approximately $6,299,000 (subject to post-closing adjustments), which amount includes $5 million in cash and a promissory note in the principal amount of $899,372. The fair value of the net assets acquired was approximately $2.1 million. The purchase price exceeded the fair value of the net assets acquired by approximately $4.1 million, which amount will be amortized on a straight line basis over 20 years. The acquisition was accounted for using the purchase method of accounting. The purchase price allocation is based on preliminary data. In connection with the Elsinore acquisition, the Company entered into a short-term promissory note with the seller of Elsinore for $899,372, as noted above, and a five-year term note with a bank for $5 million bearing interest at 8% and at a variable rate above LIBOR or prime, respectively (collectively referred to as "New Debt").

The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the financial statements and related notes of Elsinore which are included herein, and the financial statements and the related notes of the Company which are included in the Company's annual report on Form 10-K filed on June 29, 1999. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data. The unaudited pro forma financial data is provided for informational purposes only and should not be construed to be indicative of the Company's financial condition or results of operations had the acquisition and events above been consummated on the dates assumed and are not intended to constitute projections with regards to the Company's financial condition as of any future date or results of operations for any future period.

                   AIRCRAFT SERVICE INTERNATIONAL GROUP, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       For the Year Ended March 31, 1999
                 (Dollars in thousands, except per share data)



                                                                   The        Elsinore      Pro Forma     Pro
                                                                 Company        L.P.       Adjustments   Forma
                                                               ----------   -----------    -----------  ---------
Revenues                                                        $ 123,441     $ 13,974     $  --        $ 137,415

Cost and expenses:

   Operating expenses                                              99,035       12,666      (216)(B)      111,325
                                                                                            (160)(D)
   Selling, general and administrative                              8,865        1,851      (295)(C)       10,421
   Amortization                                                     2,545          106      (106)(A)        2,754
                                                                                             209 (E)
   Depreciation                                                     6,176          220        --            6,396
                                                                ---------     --------     -----        ---------
Total cost and expenses                                           116,621       14,843      (568)         130,896
                                                                ---------     --------     -----        ---------
Operating income                                                    6,820         (869)      568            6,519
Other income (expense), net                                          (253)         (52)       --             (305)
Interest income                                                       207           --        --              207
Interest and other financial expense                              (11,281)        (223)      223 (A)      (11,753)
                                                                                            (472)(F)
                                                                ---------     --------     -----        ---------
Income (loss) before income taxes and
  extraordinary item                                               (4,507)      (1,144)      319           (5,332)
Income taxes                                                           50           --        --               50
                                                                ---------     --------     -----        ---------
Income (loss) before extraordinary item                         $  (4,557)    $ (1,144)    $ 319        $  (5,382)
                                                                =========     ========     =====        =========
Basic and diluted loss per share:
     Before extraordinary item                                  $ (45,570)                              $(53,820)
                                                                =========                               =========
Weighted average common shares
  outstanding - basic and diluted                                     100                                     100
                                                                =========                               =========


                   AIRCRAFT SERVICE INTERNATIONAL GROUP, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 1999
                             (Dollars in thousands)


                                                                                   Elsinore   Pro Forma
                                                                     The Company      L.P.    Adjustments       Pro Forma
                                                                    ------------   ---------  -----------      -----------
ASSETS
Current assets:
   Cash                                                              $   3,311      $   12     $    --         $   3,323
   Accounts receivable, net of allowance                                16,421       2,376          --            18,797
   Receivable from Viad                                                  2,125          --          --             2,125
   Prepaid expenses                                                        650          45          --               695
   Spare parts and supplies                                              2,095          --          --             2,095
   Notes receivable                                                         --          26         (26) (G)           --
                                                                     ---------      ------     -------         ---------
          Total current assets                                          24,602       2,459         (26)           27,035

Property, plant and equipment, net
  of accumulated depreciation                                           46,889         843         107 (H)        47,839
Goodwill, net of accumulated amortization                               48,668       1,200      (1,200)(G)        52,843
                                                                                                 4,175 (I)
Deferred financing costs, net of
accumulated amortization                                                 3,205          --          --             3,205
Investments in and advances to joint venture                               224          --          --               224
Other assets                                                               166         129          --               295
                                                                     =========      ======     =======         =========
          Total assets                                               $ 123,754      $4,631     $ 3,056         $ 131,441
                                                                     =========      ======     =======         =========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Accounts payable                                                  $   5,082      $1,388     $    --         $   6,470
   Accrued expenses                                                     12,850          --         400 (J)        13,250
   Customer deposits                                                     3,488          --          --             3,488
   Current portion of note payable                                          57           9          (9)(G)         1,331
                                                                            --          --       1,274 (K)            --
   Line of credit, current portion                                          --       1,842      (1,842)(G)            --
                                                                     ---------      ------     -------         ---------
          Total current liabilities                                     21,477       3,239        (177)           24,539

Amounts due to affiliates, net                                              --         957        (957)(G)            --
Notes payable                                                            2,927           5          (5)(G)         7,552
                                                                            --          --       4,625 (K)            --
Long-term debt                                                          80,000          --          --            80,000
                                                                     ---------      ------     -------         ---------
          Total liabilities                                            104,404       4,201       3,486           112,091

Commitments

Partners' equity                                                            --         430        (430)(G)           --

Stockholder's equity:
   Common stock, $0.01 par value; 1,000 shares
      authorized; 100 shares issued and outstanding                         --          --          --                --
   Paid-in capital                                                      24,100          --          --            24,100
   Accumulated other comprehensive  income                                  20          --          --                20
   Accumulated  deficit                                                 (4,770)         --          --            (4,770)
                                                                     ---------      ------     -------         ---------
          Total stockholder's equity                                    19,350          --          --            19,350
                                                                     =========      ======     =======         =========
          Total liabilities and stockholder's equity                 $ 123,754      $4,631     $ 3,056         $ 131,441
                                                                     =========      ======     =======         =========


              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                             (Dollars in thousands)


(A) Reflects the elimination of amortization and interest expense associated with Elsinore's goodwill and line of credit, respectively.

(B) Reflects the elimination of costs associated with Elsinore facilities and operations not acquired by the Company. Also includes the elimination of costs associated with certain Elsinore operational positions and facilities that will be closed or eliminated as Elsinore's operations are merged with the Company's. A detail of these costs are as follows:


         Costs associated with Elsinore's maintenance facility in Dallas, TX       $ 58
         Costs associated with Elsinore's engineering division                       59
         Redundant operational positions and facilities to be eliminated             99
                                                                                   ----
                                                                                   $216
                                                                                   ====

(C) Reflects a $230 reduction in compensation expense related to the elimination of executives at Elsinore including the president, human resource manager, human resources assistant and the president's administrative assistant. Also included is a reduction of $65 in rent and professional service expense as a result of the closing of Elsinore's headquarters and the availability of professional service personnel already in place at the Company.

(D) Reflects reduction of insurance expense based on savings projections provided by the Company's insurance advisor. The projected savings were based on the Company's historical safety record and economies of scale.

(E) Reflects twelve months of amortization due to the goodwill created as a result of the acquisition of Elsinore. Goodwill is amortized over twenty years.

(F) Reflects twelve months of interest expense related to the New Debt used to finance the purchase of Elsinore.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (Continued)
                             (Dollars in thousands)


(G) Reflects assets and liabilities of Elsinore that were not acquired or assumed by the Company, and the elimination of partners' equity.

(H) Reflects the re-valuation of property and equipment acquired to its estimated fair market value.

(I) The estimated goodwill associated with the Elsinore purchase is as follows:


         Purchase price, including associated costs                                     $6,299

         Historical net book value of Elsinore at December 31, 1998      $   430
         Less assets not acquired:
                  Notes receivable                                           (26)
                  Goodwill, net                                           (1,200)
         Plus liabilities not assumed:
                  Line of credit, current portion                          1,842
                  Notes payable, current portion                               9
                  Notes payable                                                5
                  Amounts due to affiliates                                  957
         Plus increase in property and equipment due to re-valuation
              to fair market value                                           107
                                                                         -------
         Adjusted net book value                                                         2,124
                                                                                        ------
         Excess of purchase price over net assets acquired                              $4,175
                                                                                        ======

(J) Reflects estimated reorganization costs of $150 and acquisition costs of $250 related to the Elsinore acquisition.

(K) Reflects New Debt incurred to finance the acquisition of Elsinore. The New Debt includes a promissory note for $899 due in one year and a $5,000 term note payable in quarterly installments over a five-year period.